UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act 1934

September 10, 2020

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number, including area code)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

On September 10, 2020, after the recommendation and approval of the Audit Committee of the Board of Directors of Consumers Bancorp, Inc. (the “Company”), the Board of Directors approved the engagement of Plante & Moran, PLLC (PM) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The approval to engage PM resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from PM, Crowe LLP (Crowe) and one other independent registered public accounting firm. The engagement of PM will be effective upon PM’s completion of its standard client acceptance procedures and execution of an engagement letter.

During the Company’s fiscal years ended June 30, 2018 and 2019, and the subsequent interim period from July 1, 2019 through September 10, 2020, neither the Company nor anyone on its behalf consulted with PM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that PM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304 of Regulation S-K and the related instructions.

On September 10, 2020, the Company notified Crowe that it has been dismissed as the Company’s independent registered public accounting firm effective as of the completion of the audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2020. Crowe has served as the Company’s independent public accounting firm since 1998. Crowe will continue to serve as the Company’s independent public accounting firm until the completion of the audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2020.

Crowe’s reports on the Company’s consolidated financial statements for each of the fiscal years ended June 30, 2018 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended June 30, 2018 and 2019, and the subsequent interim period from July 1, 2019 through September 10, 2020, (i) there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in its report on the consolidated financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K. The Company will file a timely amendment to this Current Report on Form 8-K upon completion of the audit of the Company’s financial statements for the fiscal year ended June 30, 2020.

The Company has provided Crowe with a copy of this Current Report on Form 8-K and has requested a letter from Crowe addressed to the Securities and Exchange Commission stating whether Crowe agrees with the statements set forth above related to Crowe. The Company will file such letter once it is received by a timely amendment of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: September 10, 2020	/s/ Ralph J. Lober
Ralph J. Lober, II President and Chief
Executive Officer